UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2014

(Exact Name of Registrant as Specified in Charter)

Michigan	1-16577	38-3150651
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of Principal Executive Offices)	(Zip Code)
(248) 312-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2014, a special meeting of the holders of the Fixed Rate Cumulative Perpetual Preferred Stock, Series C (the "Series C Preferred Stock") of Flagstar Bancorp, Inc. (the "Company") was held via telephone conference call. At the meeting, the holders of the Series C Preferred Stock voted to approve an amendment to the Certificate of Designations of the Series C Preferred Stock (the "Amendment").

The Certificate of Designations limits the ability of the Company and its subsidiaries to repurchase shares of the Company’s common stock unless all accrued and unpaid dividends on the outstanding shares of Series C Preferred Stock have been declared and paid in full. The Amendment permits the Company and its subsidiaries to repurchase shares of the Company’s common stock in connection with the administration of any employee benefit plan, employment contract, or similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, notwithstanding the fact that the Company may not have declared or paid all accrued dividends on the outstanding shares of Series C Preferred Stock.

The Amendment became effective on February 24, 2014.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Securityholders.

The information provided in Item 5.03 of this Current Report on Form 8-K is incorporated in this Item 5.07 by reference.

At the February 24, 2014 special meeting of holders of Series C Preferred Stock of the Company the results of the vote to approve the Amendment were as follows:

For	Against	Abstain
181,000	34,500	51,157

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series C of the Company

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Dated: February 28, 2014	By:	/s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and Chief Financial Officer

Exhibit Index

Exhibit No.         Description

3.1	Certificate of Amendment to the Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series C of the Company